Exhibit 10.10
SPORT SUPPLY GROUP, INC.
AMENDED AND RESTATED
STOCK OPTION PLAN
1.	Purpose
     The purpose of the Sport Supply Group, Inc. Amended and Restated Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Sport Supply Group, Inc. (hereinafter called the “Company”) by strengthening the ability of the Company to attract and retain key personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.
     Certain options granted under this Plan are intended to qualify as “incentive stock options” pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while certain other options granted under the Plan will constitute nonqualified options.
2.	Definitions
     As used in this Plan, and in any Option Agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:
     (a) “Common Stock” shall mean the Common Stock of the Company, par value $.01 per share.
     (b) “Date of Grant” shall mean the date on which a stock option is granted pursuant to this Plan.
     (c) “Non-Employee Director” shall mean an individual who is a “non-employee director” within the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and also an “outside director” within the meaning of Treasury Regulation Section 1.162-27 (e)(3).
     (d) “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.
     (e) “Optionee” shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.
     (f) “Subsidiary” shall mean any now existing or hereinafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

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3.	Shares Subject to the Plan
     Subject to the provisions of Section 9 of this Plan, the aggregate amount of Common Stock for which options may be granted under this Plan shall not exceed 2,000,000 shares of Common Stock. The number of shares of Common Stock subject to awards granted to any single Optionee shall not exceed the number set forth in the immediately preceding sentence, as such number may be amended from time to time. Such shares may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any shares subject to unexercised portions of options granted under this Plan which shall have terminated, been canceled, or expired may again be subject to options under this Plan.
4.	Administration
     (a) The Plan shall be administered by the Board of Directors or, at the option of the Board of Directors, by a committee of two or more Non-Employee Directors appointed by the Board of Directors of the Company (the group responsible for administering the Plan is referred to herein as the “Committee”). Options may be granted under this Section 4(a) only if (i) the transaction is approved by the Board of Directors or by the unanimous agreement of the members of the Committee or (ii) the transaction is approved or ratified, in compliance with Section 14 of the Exchange Act, by either (A) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Company’s state of incorporation or (B) the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the Company’s first annual meeting of stockholders following the date of grant. The Committee may create a subcommittee for purposes of making grants to officers, directors and consultants if the Committee would otherwise not qualify for making such grants under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. References herein to the “Committee” shall include any such subcommittee. Stock option agreements (“Option Agreements”), in the forms as approved by the Committee, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company. Except with respect to Section
4(b) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the Option Agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to the Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.
     (b) Members of the Committee shall be specified by the Board of Directors, and shall consist solely of Non-Employee Directors. On the date Non-Employee Directors are elected to the Board of Directors and on each subsequent anniversary of such date that a Non-Employee Director serves as a member of the Board of Directors, such Non-Employee Director shall automatically be granted nonqualified options to purchase 3,125 shares of Common Stock.
5.	Eligibility
     Incentive stock options to purchase Common Stock may be granted under Section 4(a) of the Plan to such key employees of the Company or its Subsidiaries (including any director who is also a key employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified stock options to purchase Common Stock may be granted under Section 4(a) of the Plan to

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such key employees or directors of, or consultants to, the Company or its Subsidiaries as shall be determined by the Committee. Which persons are to be granted options under Section 4(a) of the Plan, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan shall be determined on the Date of Grant in accordance with Section 4(a) of this Plan. Notwithstanding any provision of this Plan to the contrary, unless the stockholders of the Company approve the Plan at the first annual stockholders’ meeting held in 1997: (a) no incentive stock option or nonqualified stock option may be granted to a “covered employee” (within the meaning of Section 162(m)(3) of the Code) on or after the date of such meeting, and (b) no incentive stock option or nonqualified stock option granted on or after the date of such meeting may be exercised during any year in which the Optionee is a “covered employee.” In connection with the granting of incentive stock options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee’s employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in §422(d) of the Code or any successor provision.
6. Exercise Price
     The purchase price or prices for Common Stock subject to an option (the “Exercise Price”) granted pursuant to Section 4(a) of the Plan shall be determined at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in §422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a “10-Percent Stockholder”), the Exercise Price for any incentive stock option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. Notwithstanding the foregoing, nothing contained herein shall prohibit the Board of Directors or the Committee, in the sound exercise of business judgment, from canceling outstanding options that were previously issued pursuant to Section 4(a) of the Plan and reissuing new options at a lower Exercise Price in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise falls below the Exercise Price of options granted pursuant to the Plan; provided, however, that such actions shall only be permitted when approved by a majority of the Committee or a majority of the disinterested directors of the Company.
7. Term of Stock Options and Limitations on Right to Exercise
     No incentive stock option granted pursuant to Section 4(a) of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option granted pursuant to Section 4(a) of this Plan shall be exercisable more than ten years after the Date of Grant. Nonqualified stock options granted to members of the Committee pursuant to Section 4(b) of this Plan shall be exercisable for ten years, except that in the event of death, termination or resignation of such member as a director of the Company or a Subsidiary, such nonqualified stock options shall only be exercisable for one year following the date of such member’s death, termination or resignation (or if shorter, the remaining term of the option). The Company shall not be required to issue any fractional shares upon the exercise of any options granted under this Plan.
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No Optionee nor his legal representatives, legatees, distributees or transferees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which the option has been exercised has been paid. An option shall not be exercisable except (i) by the Optionee, (ii) by a person who has obtained the Optionee’s rights under the option by will or under the laws of descent and distribution, (iii) by a permitted transferee as contemplated by Section 11(b) hereof or (iv) by a spouse incident to divorce within the meaning of Section 1041 of the Code or any successor provision.
8. Termination of Employment
     The conditions that shall apply to the exercise of an option granted under Section 4(a) in the event an Optionee shall cease to be employed by the Company or a Subsidiary for any reason shall be determined at the Date of Grant. In the event of the death of an Optionee while in the employ or while serving as a director of or consultant to the Company or a Subsidiary, the option theretofore granted to him shall be exercisable by the executor or administrator of the Optionee’s estate, or if the Optionee’s estate is not in administration, by the person or persons to whom the Optionee’s right shall have passed under the Optionee’s will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the Option Agreement, but in no case later than the expiration date of such option, and then only to the extent that the Optionee was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable written contract).
9. Dilution or Other Adjustments
     In the event that there is any change in the Common Stock subject to this Plan or subject to options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to options, or any provisions of the Plan, as it deems appropriate to prevent dilution or enlargement of option rights.
10. Expiration and Termination of the Plan
     Options may be granted at any time under Section 4(a) of the Plan and as specified under Section 4(b) of the Plan prior to December 31, 2000, as long as the total number of shares which may be issued pursuant to options under this Plan does not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan.
11. Restrictions on Issuance of Shares
     (a) The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless:
     (i) the shares with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;
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     (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and
     (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.
If the shares to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to the Company, as the Company may reasonably request.
     (b) All or a portion of the nonqualified options to be granted to an Optionee may, in the sole discretion of the Committee (or the Board of Directors, as the case may be), be on terms that permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or other entity in which such Immediate Family Members are the only partners or (iv) to other persons or entities deemed appropriate by the Committee, provided that (x) the stock option agreement pursuant to which such nonqualified options are granted must be approved by the Committee (or the Board of Directors, as the case may be), and must expressly provide for transferability in a manner consistent with this Section, and (y) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each Option Agreement and Sections 7, 11(a) and (c) and 14(b) hereof the term “Optionee” shall be deemed to refer to the transferee. The events of termination of employment of Section 8 hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified herein and in the Stock Option Agreement.
     (c) Except as set forth in Section 11(b) above, no option granted pursuant to the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution or by a spouse incident to divorce within the meaning of Section 1041 of the Code or any successor provision.
     (d) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement entered into hereunder.
12. Proceeds
     The proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any proper purposes.
13. Amendment of the Plan
     The Board of Directors may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order
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that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or under any other applicable law, rule or regulation (including, without limitation, the Code, the Exchange Act or any self-regulatory organization such as a national securities exchange), will be made unless such amendment has received the requisite approval of stockholders. In addition, no amendment may be made that adversely affects any of the rights of an Optionee under any option theretofore granted, without such Optionee’s consent.
14. Payment Upon Exercise; Withholding
     (a) Shares of Common Stock shall be issued to the Optionee upon payment in full either in cash or by an exchange of shares of Common Stock of the Company previously owned by the Optionee, or a combination of both, in an amount or having a combined value equal to the aggregate Exercise Price for the shares subject to the option or portion thereof being exercised. The value of the previously owned shares of Common Stock exchanged in full or partial payment for the shares purchased upon the exercise of an option shall be equal to the Fair Market Value of such shares on the date of the exercise of such Option. The Optionee shall be entitled to elect to pay all or a portion of the aggregate purchase price by having shares of Common Stock having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Part 220. In addition, upon the exercise of any option granted under the Plan, the Company may make financing available to the Optionee for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify.
     (b) The Company may defer making payment or delivery of any benefits under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to any amounts payable on shares deliverable under the Plan. The Optionee shall be entitled to elect to pay all or a portion of all taxes arising in connection with the exercise of any option by paying cash or electing to (1) have the Company withhold shares of Common Stock that were to be issued to the Optionee upon such exercise, or (2) deliver other shares of Common Stock previously owned by the Optionee having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Optionee’s estimated total federal (including FICA), state and local tax obligations associated with the transaction. The Fair Market Value of fractional shares remaining after payment of the withholding taxes shall be paid to the Optionee in cash.
15. Stockholders’ Approval
     The Plan was originally adopted by the Board of Directors and approved by the sole stockholder of the Company on February 25, 1991. Amendment No. 1 to the Plan was adopted by the Board of Directors on March 27, 1992 and approved by the stockholders of the Company on May 22, 1992. Amendment No. 2 to the Plan was adopted and approved by the Board of Directors of the Company on November 30, 1993. Amendment No. 3 to the Plan was adopted by the Board of Directors on February 23, 1994 and approved by the stockholders of the Company on May 5, 1994. The Amended and Restated Plan was adopted by the Board of Directors on January 13, 1997 and approved by the stockholders of the Company on March 21, 1997.
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16. Liability of the Company
     Neither the Company, its directors, officers or employees, nor any of the Company’s Subsidiaries which are in existence or hereafter come into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

SPORT SUPPLY GROUP, INC.
/s/ Geoffrey P. Jurick
Geoffrey P. Jurick
Chairman of the Board

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AMENDMENT NO. 1
TO THE
SPORT SUPPLY GROUP, INC.
AMENDED AND RESTATED STOCK OPTION PLAN
AMENDMENT to the Sport Supply Group, Inc. Amended and Restated Stock Option Plan (the “Plan”) dated as of this 28th day of August, 2003. The Plan was last amended by action of the Board of Directors of Sport Supply Group, Inc. (the “Company”) amending and restating the Plan on January 13, 1997, subject to shareholder approval, which approval was obtained on March 21, 1997.
Absent action by the Board, the Plan would be considered to have expired on December 31, 2000. By resolution approved unanimously by the Board, the term of the Plan was extended by virtue of the approval of this Amendment. Accordingly, Section 10 of the Plan is hereby amended to read in its entirety as follows:
10. EXPIRATION AND TERMINATION OF THE PLAN
This Plan will continue in effect until the earlier of its termination by the Board or the date on which all of the shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the Plan have lapsed; provided, however, that incentive stock options may only be granted on or prior to December 31, 2000. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan.
The amendments set forth herein shall become effective when this Amendment is signed below.
Except as herein modified and amended, all the terms and conditions of the Plan shall remain in full force and effect, and this Amendment shall in no event be deemed to adversely affect any right or claim of any party under, or by virtue of, the Plan or any options issued thereunder.

SPORT SUPPLY GROUP, INC.

By:	/s/ Geoffrey P. Jurick

Geoffrey P. Jurick
Chairman of the Board